EXHIBIT 10.27

English Translation

Agreement to Amend the "Pre-sale Building Unit Purchase and Sale Agreement,

A5 Building, Taipei Enterprise Headquarters Park"

This Agreement is entered into by and among:

Jack Jie Qin	("Jack Jie Qin")
Transglobe Life Insurance Inc.	("TransGlobe")
EFT Investment Co. Ltd.	("EFT")

Whereas Jack Jie Qin arranged to pre-purchase from TransGlobe all the building units on the 1st to the 6th floors, one unit on the 7th floor, and the 65 parking spaces appurtenant to the above units (the "Purchased Property") in the No. A5 office building (the "A5 Building") situated in the northwest corner of the Neihu Enterprise Headquarters Park, and, on 2 May 2011, signed seven separate Pre-sale Building Unit Purchase and Sale Agreements respectively for each of the 1st, 2nd, 3th, 4th, 5th, and 6th floors and one unit on the 7th floor (the "Pre-Sale Agreements"). On 31 May 2011, the three parties Jack Jie Qin, TransGlobe, and EFT signed an agreement (the "Three Party Agreement") stipulating matters in connection with the assumption and performance of the Pre-Sale Agreements. Now, therefore, on this day of 7 July, the three parties hereto, in connection with matters including the force and effect of the Pre-Sale Agreements and the Three Party Agreement, hereby stipulate and agree to be mutually bound by the following terms and conditions:

1.
When TransGlobe has signed new pre-sale agreements with EFT in connection with the Purchased Property (the "New Agreements"), and EFT has performed the payment obligations set out in Article 2 herein below, all the parties hereto agree that the Pre-Sale Agreements and the Three Party Agreement shall thereupon lose their force and effect. All of the terms and conditions of purchase and sale except the terms of Signature Payment and Construction Start Payment under the New Agreements between TransGlobe and EFT shall be the same as those set out in the Pre-Sale Agreements.

2.
When EFT signs the New Agreements, it shall pay to TransGlobe a Signature Payment and Construction Start Payment of, in combined total, NT$100 million. If and after EFT has performed all of the stipulations set out herein, TransGlobe agrees not to invoke the provisions of Article 24, paragraph 5, of the Pre-Sale Agreements regarding claiming payment of default interest or penalty from Jack Jie Qin or rescission of the agreement, nor to claim any other rights under the law.

3.
TransGlobe and EFT agree, regarding the Signature Payment and Construction Start Payment that EFT is required to pay under the New Agreements, that NT$40 million from the sum paid by EFT under Article 1 of the Three Party Agreement shall be directly applied as a portion of the Signature Payment and Construction Start Payment that EFT is required to pay to TransGlobe under the New Agreements. That is, at the time of signing of this Agreement, EFT shall simultaneously pay NT$60 million toward the difference.

4.
If any matter is not fully covered by this Agreement, it shall be resolved fairly in accordance with the laws and regulations of the Republic of China and the principle of good faith. In the event of any dispute giving rise to litigation under or in connection with this Agreement, the three parties agree that the Taiwan Taipei District Court shall be the court with jurisdiction in the first instance.

5.	This Agreement shall take effect from the date it is signed. It is made in triplicate originals with one to be kept by each of the three parties.

(End)

This Agreement is made by and among:

Jack Jie Qin   /s/ Jack Jie Qin

US Passport no.:

Contact address: 929, Radecki, Ct., City of Industry, CA 91748 USA

Taiwan contact address: 5F, No. 356, Neihu Rd., Sec. 1, Taipei

Contact telephone: (02) 8751-0577

Transglobe Life Insurance Inc.    [seal: Transglobe Life Insurance Inc.]

Responsible person of the company: James Liu

Uniform serial number of the company: 70817744

Address of the company: 15F, No. 238, Jianguo North Rd., Sec. 2, Zhongshan District, Taipei

Telephone: (02) 2506-8800

EFT Investment Co. Ltd.    [seal: EFT Investment Co., Ltd.]

Responsible person of the company: Sun Jianping (Pyng Soon)

Uniform serial number of the company: 28971239

Address of the company: 5F, No. 356, Neihu Rd., Sec. 1, Neihu District, Taipei

This 7th Day of July 2011